Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

(1)	Spectrum Control, Inc.
100% - Owned Subsidiary
Incorporated in the State of Delaware
Investment Company

(2)	Spectrum Engineering International, Inc.
100% - Owned Subsidiary
Incorporated in the State of Delaware
Interest Charge Domestic International Sales Corporation

(3)	Spectrum Control Technology, Inc.
100% - Owned Subsidiary
Incorporated in the State of Delaware
Operating Company

(4)	Spectrum FSY Microwave, Inc.
100% - Owned Subsidiary
Incorporated in the State of Maryland
Operating Company

(5)	Spectrum SEI Microwave, Inc.
100% - Owned Subsidiary
Incorporated in the State of Delaware
Operating Company

(6)	Spectrum Control GmbH
100% - Owned Subsidiary
Incorporated in Germany
Operating Company

(7)	Spectrum Control de Mexico
100% - Owned Subsidiary
Incorporated in Mexico
Operating Company

(8)	Spectrum Control (Hong Kong) Limited
100% - Owned Subsidiary
Incorporated in Hong Kong
Operating Company

(9)	Spectrum Control Electronics (Dongguan) Co., Ltd.
100% - Owned Subsidiary
Incorporated in the Peoples Republic of China
Operating Company